UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 21, 2017

Phillips 66

(Exact name of registrant as specified in its charter)

Delaware	001-35349	45-3779385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2331 CityWest Blvd.

Houston, Texas 77042

(Address of principal executive offices and zip code)

(281) 293-6600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On April 21, 2017, Phillips 66, a Delaware corporation (“Phillips 66”), completed the private offering of $300,000,000 aggregate principal amount of its Floating Rate Notes due 2019 (the “2019 Notes”) and $300,000,000 aggregate principal amount of its Floating Rate Notes due 2020 (the “2020 Notes” and, together with the 2019 Notes, the “Notes”), in each case fully and unconditionally guaranteed by Phillips 66 Company, a Delaware corporation and wholly owned subsidiary of Phillips 66 (“Phillips 66 Company”), which were issued pursuant to the Indenture, dated as of April 21, 2017 (the “Indenture”), among Phillips 66, as issuer, Phillips 66 Company, as guarantor, and Wells Fargo Bank, National Association, as trustee, and in accordance with the Terms Agreement (including the provisions of the Purchase Agreement incorporated by reference in the Terms Agreement), dated April 11, 2017 (the “Terms Agreement”), among Phillips 66, Phillips 66 Company and the several Initial Purchasers named in Schedule A to the Terms Agreement.

Phillips 66 expects to use the net proceeds from the Notes, together with a portion of the proceeds from an expected $900 million of term loans, which Phillips 66 expects to enter into substantially concurrently with the issuance of the Notes, to repay its outstanding 2.950% Senior Notes due 2017, for capital expenditures and for general corporate purposes.

Subject to certain conditions set forth in the Indenture, Phillips 66 may cause Phillips 66 Partners LP to issue a series of notes in exchange for all or a portion of a series of the Notes then outstanding (the “Exchange Notes”) without the consent of the holders of the Notes. The Exchange Notes will be fully and unconditionally guaranteed by Phillips 66 and Phillips 66 Company.

A copy of the Terms Agreement (including the provisions of the Purchase Agreement incorporated by reference in the Terms Agreement), the Indenture and the form of the terms of Notes of each series have been filed as Exhibits 1.1, 4.1 and 4.2, respectively, to this report and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. See “Exhibit Index” attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS 66

Dated: April 21, 2017	By:	/s/ Paula A. Johnson
Paula A. Johnson
Executive Vice President, Legal and Government Affairs, General Counsel and Corporate Secretary

EXHIBIT INDEX

1.1	Terms Agreement (including the provisions of the Purchase Agreement incorporated by reference in the Terms Agreement), dated April 11, 2017, among Phillips 66, Phillips 66 Company and the several Initial Purchasers named in Schedule A to the Terms Agreement.

4.1	Indenture, dated as of April 21, 2017, among Phillips 66, as issuer, Phillips 66 Company, as guarantor, and Wells Fargo Bank, National Association, as trustee, in respect of senior debt securities of Phillips 66.

4.2	Form of the terms of the 2019 Notes and the 2020 Notes, including the form of the 2019 Notes and the 2020 Notes.